UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 29, 2004

Cooper Cameron Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-513-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 29, 2004, Cooper Cameron Corporation, a Delaware corporation, ("Cooper Cameron" or "Company"), completed its acquisition of certain businesses of the PCC Flow Technologies segment of Precision Castparts Corp. for approximately $80 million in cash (the "Transaction"). The Transaction was completed pursuant to a Purchase and Sale Agreement (the "Agreement") by and among the Company, Precision Castparts Corp., PCC European Holdings Sarl and PCC Flow Technologies LP. On September 27, 2004, Cooper Cameron filed a Current Report on Form 8-K announcing the signing of the Agreement. The operations acquired serve customers in the surface oil and gas production, pipeline and process markets, and include the General Valve business, located in Brookshire, Texas; the PCC Ball Valves business, located in Milan, Italy; the TBV specialty valve business, located in Millbury, Massachusetts; AOP Industries, located in Moore, Oklahoma; and Sterom manufacturing in Romania.

On November 29, 2004, Cooper Cameron issued a press release announcing completion of the Transaction. A copy of the press release is filed herewith as Exhibit 99.1 pursuant to Item 9.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

The following are being furnished as exhibits to this report:

Exhibit 99.1
Press Release of Cooper Cameron Corporation, dated November 29, 2004 -- Cooper Cameron Acquires Valve Manufacturing Businesses

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Cameron Corporation

December 1, 2004	By:	William C. Lemmer

Name: William C. Lemmer
Title: Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Cooper Cameron Corporation, dated November 29, 2004 -- Cooper Cameron Acquires Valve Manufacturing Businesses